UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2020

GLOBAL WHOLEHEALTH PARTNERS CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-56035	46-2316220
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2227 Avenida Oliva San Clemente, CA	92673
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (714) 392-9752

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Section 1 - Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

On August 18, 2020, Global Wholehealth Partners Corporation (the “Company”) entered into a Media and Marketing Services Agreement (“Agreement”) with Empire Associates, Inc. (“Empire”). This agreement has the term of a twelve-month outreach program commencing on the date hereof. Pursuant to the Agreement, Empire will assist the Company with its media marketing/advertising, promotion and/or other investor awareness campaign(s) to be undertaken. Said media marketing/advertising will be prepared in accordance with the United States Securities and Exchange Commission's (hereafter "SEC") rules and amendments, Oct 23, 2000, regarding  17 CFR Parts, 240, 243 and 249, (Selective Disclosure and Insider Trading), Regulation FD (Fair Disclosure), 10b5-1, 10b5-2, NASO Rules 2250, 2420, 2710 and 2711, the Can-Spam Act of 2003 and any amendments thereto and all other relevant SEC regulations. All media marketing/advertising will include a Disclaimer as provided for in Article 1 of the Agreement.

The foregoing description of the Agreement does not purport to be completed and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 9 – Financial Statement and Exhibits
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Document	Location
10.1	Media and Marketing Services Agreement between Global Wholehealth Partners Corporation and Empire Associates, Inc., dated August 18, 2020.	Filed Herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL WHOLEHEALTH PARTNERS CORPORATION (Registrant)
Date: August 21, 2020	By: /s/ Charles Strongo Charles Strongo Chief Executive Officer

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